UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 301 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of New 5.75% Convertible Senior Subordinated Exchange Notes due 2021 and Common Stock in Exchange for Existing Convertible Senior Subordinated Exchange Notes due 2018

On October 23, 2017, MannKind Corporation (the “Company”) entered into a privately-negotiated exchange agreement (the “Note Exchange Agreement”) with the holders of its outstanding 5.75% Convertible Senior Subordinated Exchange Notes due 2018 (the “2018 notes”), pursuant to which the Company agreed to issue to such holders in exchange for all of the outstanding 2018 notes in aggregate principal amount of $23,670,000 (i) $23,670,000 aggregate principal amount of new 5.75% Convertible Senior Subordinated Exchange Notes due 2021 (the “2021 notes”) and (ii) an aggregate of 973,236 shares of its common stock, par value $0.01 per share (the “Exchange Shares”).

The 2021 notes will be the Company’s general, unsecured, senior obligations, except that the 2021 notes will be subordinated in right of payment to the outstanding notes issued pursuant to the Company’s Facility Agreement, dated July 1, 2013, as amended (the “Facility Agreement”), with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (“Deerfield”). The 2021 notes will rank equally in right of payment with the Company’s other unsecured senior debt. The 2021 notes will bear interest at the rate of 5.75% per year on the principal amount, payable semiannually in arrears in cash or, at the option of the Company if certain conditions are met, in shares of the Company’s common stock (the “Interest Shares”), on February 15 and August 15 of each year, beginning February 15, 2018, with interest accruing from August 15, 2017. The aggregate number of Interest Shares that the Company may issue may not exceed 13,648,300, unless the Company receives stockholder approval to issue Interest Shares in excess of such number in accordance with the listing standards of The NASDAQ Global Market. The 2021 notes will mature on October 23, 2021.

The 2021 notes will be convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of the Company’s common stock at a conversion rate of 194.1748 shares per $1,000 principal amount of 2021 notes, which is equal to a conversion price of approximately $5.15 per share. The conversion rate will be subject to adjustment under certain circumstances to be described in an indenture governing the 2021 notes (the “Indenture”).

If the Company undergoes certain fundamental changes, except in certain circumstances, each holder of 2021 notes will have the option to require the Company to repurchase all or any portion of that holder’s 2021 notes. The fundamental change repurchase price will be 100% of the principal amount of the 2021 notes to be repurchased plus accrued and unpaid interest, if any.

The Company may elect at its option to cause all or any portion of the 2021 Notes to be mandatorily converted in whole or in part at any time prior to the close of business on the business day immediately preceding the maturity date, if the last reported sale price of its common stock equals or exceeds 120% of the conversion price then in effect for at least 10 trading days in any 20 trading day period, ending within five business days prior to the date of the mandatory conversion notice.

The foregoing descriptions of the Note Exchange Agreement, the Indenture and the 2021 notes do not purport to be complete and are qualified in their entirety by reference to the final documents or forms thereof, copies of which the Company expects to file as exhibits to a subsequent filing with the Securities and Exchange Commission (the “SEC”).

Fourth Amendment to Facility Agreement with Deerfield and Amendment and Restatement of Deerfield Notes

On October 23, 2017, the Company and MannKind LLC, the Company’s wholly owned subsidiary, entered into a Fourth Amendment to Facility Agreement (the “Deerfield Amendment”), pursuant to which the parties amended the Facility Agreement, to, among other things, (i) defer the payment of $10.0 million in principal amount (the “October Payment”) of the Company’s 9.75% Senior Convertible Notes due 2019 thereunder (the “Tranche 4 Notes”) from October 31, 2017 to January 15, 2018, conditioned upon, among other things, the Company depositing an amount of cash equal to the October Payment into an escrow account until the October Payment has been satisfied in full (subject to early release to the extent that portions of the October Payment are satisfied through the exchange of principal for shares of the Company’s common stock).

In addition, pursuant to the Deerfield Amendment, the outstanding Tranche 4 Notes, the Amended and Restated 9.75% Senior Secured Convertible Note due 2019 under the Facility Agreement (the “A&R Notes”) and the 8.75% Senior Secured Convertible Note due 2019 under the Facility Agreement (the “Tranche B Notes”, together with the Tranche 4 Notes and the A&R Notes, the “Deerfield Notes”) were amended and restated to provide that Deerfield may, subject to the terms of the Deerfield Amendment, convert the principal amount under the Deerfield Notes from time to time into an aggregate of up to 4,000,000 shares of the Company’s common stock after the effective date of the Deerfield Amendment. The conversion price will be the greater of (i) the average of the volume weighted average price per share of the Company’s common stock for the three trading day period immediately preceding the date of any election by Deerfield to convert principal amounts of the Deerfield Notes and (ii) $3.25 per share, subject to adjustment under certain circumstances described in the Deerfield Notes. Any conversions of principal by Deerfield under the Deerfield Notes will be applied first to reduce the October Payment, and after the October Payment has been satisfied, to reduce other principal payments due under the Deerfield Notes.

The foregoing description of the Deerfield Amendment and the amended and restated Deerfield Notes does not purport to be complete and is qualified in its entirety by reference to the Deerfield Amendment and form of amended and restated Deerfield Notes, copies of which are attached as Exhibit 99.1 to this report; the Facility Agreement, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2013; the First Amendment to Facility Agreement and Registration Rights Agreement, dated as of February 28, 2014, a copy of which is attached as Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2014; the Second Amendment to Facility Agreement and Registration Rights Agreement, dated as of August 11, 2014, a copy of which is attached as Exhibit 4.14 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2014; and the Exchange and Third Amendment to Facility Agreement, dated as of June 29, 2017, a copy of which is attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2017.

On October 23, 2017, the Company issued a press release announcing its entry into the Note Exchange Agreement, the issuance of the 2021 notes, its entry into the Deerfield Amendment and the issuance of the amended and restated Deerfield Notes. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report regarding the 2021 notes, the Indenture and the amended and restated Deerfield Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Company offered the Exchange Shares, the 2021 notes and the amended and restated Deerfield Notes in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and expects to rely on such exemptions for any issuance of shares of its common stock upon conversion of the 2021 notes and the amended and restated Deerfield Notes, as well as any issuance of Interest Shares.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This report contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995, including statements regarding the completion and timing of the transactions contemplated by the Note Exchange Agreement and the Deerfield Amendment. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations based on information currently known to the Company, and involve known and unknown risks and uncertainties, which include, without limitation, risks associated with the satisfaction of closing conditions under the Note Exchange Agreement and the Deerfield Amendment, whether the Company will be able to agree upon terms of various documents and agreements with a trustee for the 2021 notes and escrow agent as contemplated by the Deerfield Amendment, the future repayment or conversion of any portion of the 2021 notes and the amended and restated Deerfield Notes, the fact that the Company does not control whether any portion of the amended and restated Deerfield Notes will be converted to common stock; risks that the Company may not be able to make interest payments under the 2021 notes through issuance of Interest Shares due to unavailability of sufficient authorized and unreserved shares of common stock, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Fourth Amendment to Facility Agreement, dated October 23, 2017

99.2	Press Release of MannKind Corporation, dated October 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fourth Amendment to Facility Agreement, dated October 23, 2017

99.2	Press Release of MannKind Corporation, dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: October 23, 2017	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary